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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement No.
33-96816 on Form S-8 of Central Garden & Pet Company of our report dated June 18, 1997 (which report includes an explanatory paragraph relating to the Central Garden & Pet Company Investment Growth Plan's (the Plan) use of the modified cash basis of accounting), appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 1996.


DELOTTE & TOUCHE LLP

San Francisco, California
June 27, 1997